Exhibit 10.5

OFFICE SERVICE AGREEMENT

This Agreement is dated   May 16, 2009 and is entered into Brooklyn NY  by and between SE EXECUTIVE SUITES INC. (SCESII) AND  WNS STUDIOS, INC. (CLIENT).  SCESI and CLIENT agree that SCESI shall grant CLIENT for and in consideration of the agreements and fee(s) set forth herein, a License to use the Office(s) as from time to time designated by SCESII, and, in common with SCESI other CLIENT’S, a License to use SCESI Business Center facilities and services in accordance with the terms hereof.

1. BASIC TERMS

As used in this agreement, the following definitions, descriptions and limitations shall apply throughout:

A.	Base Services: SCESI Complete Executive Program, including the use of executive offices, telephone answering and such other inclusive services as are defined in Schedule A.

B.	Additional Services: Services that may be purchased as needed by CLIENT, including secretarial, administrative, telecommunications support and such other services as defined in Schedule B.

C.	The Business Center: SCESI at 1154 60 st Brooklyn NY

D.	The Building: SCESI at 1154 60 st Brooklyn NY

E.	Office: Office number(s) , in the Building

F.	Services to be provided to 1 person.

G.	Initial Term: Month to Month

H.	Commencement Date: May 16, 2009

I.	Monthly Base Fee: $700

J.	Refundable Services Retainer (2x Fixed Monthly fees): $1400

2. OFFICE

The CLIENT shall, as part of the Base Services, be granted a license to use the Office twenty-four (24) hours a day, seven (7) days a week. SCESI agrees to provide office cleaning, maintenance services, electricity, heating, and air conditioning to the Office for normal office use in such reasonable quantities and during such reasonable hours as shall be determined by SCESI or the Building. In addition, the CLIENT will have reasonable use of SCESI common area facilities. The CLIENT shall use the Office and auxiliary areas of the Business Center solely for general office use in the conduct of the CLIENT’s business.

If, for any reason whatsoever, SCESI is unable to provide use of the Office or a mutually agreed upon alternative Office at the time herein agreed, CLIENT may either extend the Commencement Date until the Office becomes available or, as its sole remedy for such failure, cancel and terminate this Agreement if the Office is not available to Client within five (5) business days after written notice to SCESI by

CLIENT, in which case any prior payments shall be fully refunded. No such failure to provide use of the Office shall subject SCESI to any liability for loss or damage, nor affect the validity of this Agreement or the obligations of the CLIENT hereunder.

SCESI will have the right to relocate the CLIENT to another office in the Business Center, and to substitute such other office for the Office Licensed hereby provided such other office is substantially similar in area and configuration to CLIENT’s contracted Office and provided the CLIENT shall incur no increase in the Monthly Base Fee or any relocation cost or expense.

3. SERVICES

SCESI agrees, in consideration of the Monthly Base Fee, to provide Base Services to CLIENT as described in Schedule A. From time to time during the Term, SCESI may, at its option, make other services available to CLIENT of the nature described in Schedule B, at fees that are from time to time established by SCESI.  SCESI shall be under no obligation to provide Schedule B services if the monthly cost thereof exceeds the Refundable Services Retainer. In the event CLIENT is in default of this Agreement, SCESI may, at its option, cease furnishing any and all services including telephone services.

CLIENT will not offer to any party in the Business Center or the Building, any of the services that SCESI provides to its CLIENT’s including, but not limited to, the services described in Schedule A or B.

CLIENT will use only telecommunications systems and services as provided by SCESI. CLIENT will pay to SCESI a monthly equipment rental fee for the use of each telephone instrument, voice line and data line. CLIENT will also be responsible to SCESI for all charges associated with local and long distance calls. In the event SCESI discontinues the offering of long distance service, CLIENT will provide its own long distance service through a locally accessed long distance carrier.

SCESI will answer all incoming telephone calls, unless otherwise mutually agreed, during normal business hours, as determined by SCESI. Answering service will be limited to normal business communications, excluding inbound telemarketing and advertising response, which requires pre-approval by SCESI and shall be subject to fees established from time to time by SCESI.

CLIENT acknowledges that due, in part to the imperfect nature of verbal, written and electronic communications, SCESI shall not be responsible for damages, direct or consequential, which may result from the failure of SCESI to furnish any service, including but not limited to the service of conveying messages, communications and other utility or services required under this Agreement or agreed to by SCESI. CLIENT’s sole remedy and SCESI sole obligation for any failure to render any service, any error or omission, or any delay or interruption with respect thereto, is limited to an adjustment to the CLIENT’s billing in an amount equal to the charge for such service for the period during which the failure, delay or interruption occurred.

THE CLIENT EXPRESSLY AGREES TO WAIVE, AND AGREES NOT TO MAKE ANY CLAIM FOR DAMAGES, DIRECT OR CONSEQUENTIAL, ARISING OUT OF ANY FAILURE TO FURNISH ANY UTILITY, SERVICE OR FACILITY, ANY ERROR OR OMISSION WITH RESPECT THERETO, OR ANY DELAY OR INTERRUPTION OF THE SAME.

4. DURATION OF AGREEMENT

Upon the end of the Initial Term, or any extension thereof, the term of this Agreement and the License herein granted shall be automatically extended for the same period of time as the Initial Term, upon the same terms and conditions except the Monthly Base Fee, as contained herein unless either party gives notice to the other in writing to the contrary at least ninety (90) days prior to the end of terms.

Upon any termination of this Agreement, whether by lapse of time or otherwise, or upon any revocation of the CLIENT’s License herein granted, the CLIENT shall vacate the Office and the Business Center immediately. For each and every month or portion thereof that CLIENT fails to vacate the Office after the termination of the Agreement by lapse of time or otherwise, without the express written consent of SCESI, CLIENT shall pay SCESI, as liquidated damages, an amount equal to double the Monthly Base Fee computed on a per-month basis for each month or portion thereof that the CLIENT continues the use of the Office.

5. PAYMENTS AND ESCALATIONS

CLIENT agrees to pay to SCESI the Monthly Base Fee plus applicable sales or use taxes, in advance, on the first day of each calendar month during the initial Terms and all extensions thereof, without any deduction, offset, notice or demand. If the Commencement date shall be other than the first day of a month or end on other than the last day of a month, fees for any such month shall be prorated. Charges for any Schedule B service purchased by CLIENT from SCESI shall be due and payable upon receipt of each invoice. If CLIENT should question any Schedule B charge, such question must be received in writing by SCESI within 60 days of the invoice date.

Upon the end of the Initial Term of this Agreement and each and every subsequent term thereafter, the Monthly Base Fee will increase an annualized six percent (6%). Client does not have more than a one year renewal option.

All monthly base fees and other sums payable hereunder shall be payable at the office of SCESI, or at such other location, or to any agent designated in writing by SCESI.  CLIENT shall, in addition to any other sums due, pay monthly late charges equal to five percent (5%) of the total outstanding balance that is due and has not been paid to SCESI within five (5) days of the date such amount is due, which late charge shall be due together with the monthly base fee and considered as part of the monthly base fee. The parties agree that such late charges are fair and reasonable compensation for costs incurred by SCESI where there is a default in prompt payment of any amount due under the Agreement.

Upon the execution of this Agreement, CLIENT shall pay SCESI or its agent the Refundable Services Retainer.  The Refundable Services Retainer need not be kept separate and apart from other funds of SCESI, no interest shall be paid thereon, and may be used by SCESI to provide Schedule A and Schedule B services under this Agreement. In addition to the Refundable Service Retainer, CLIENT will, upon execution hereof, pay to SCESI the Monthly Base Fee for the first full month of the Initial Term and other charges shown on the Start-up and Service Fees Invoice.

CLIENT agrees that the refundable Services Retainer shall not be used by CLIENT as payment for the Monthly Base Fee for the last month of the Term or any extension hereof. In the event CLIENT defaults in the performance of any of the terms hereof, SCESI may terminate this Agreement and the License herein granted and may also use, apply or retain the whole, or any part of the Refundable Services Retainer for the payment of any service fee or any other payment due hereunder, or for payment of any other sum that SCESI may spend by reason of CLIENT’s default. If CLIENT shall, at the end of the term of this Agreement, have fully and faithfully complied with all of the terms and provisions of this Agreement and surrendered all keys, access cards and building passes, the Refundable Services Retainer, or the balance thereof, shall be returned to CLIENT within sixty (60) days subsequent to the receipt of the payment for all services.

6. DAMAGES AND INSURANCE

CLIENT will not damage or deface the furnishings, walls, floors, or ceilings, nor make holes for the hanging of pictures or make or suffer to be made any waste, obstruction or unlawful, improper or offensive use of the Office or the common area facilities. CLIENT will not cause damage to any part of the Building or the property of SCESI or disturb the quiet enjoyment of any other Licensee or occupant of the Building.

At the termination of this Agreement, the CLIENT is responsible to return the Office in as good condition as when CLIENT commenced the use thereof, normal wear and tear accepted. SCESI will have the right, from time to time, to enter the office to inspect the same, to make such repairs and alterations, as SCESI reasonably deems necessary, and the cost of any such repair resulting from the act or omission of CLIENT shall be reimbursed to SCESI by CLIENT upon demand. SCESI shall have the right to show the Office to prospective clients, provided SCESI will use reasonable efforts not to disrupt CLIENT’s business.

SCESI and its respective directors, licensors, officers, agents, servants and employees shall not, to the extent permitted by law, except upon the affirmative showing of SCESI gross negligence or willful misconduct, be liable for, and the CLIENT waives all right or recovery against such entities and destruction of any property of the CLIENT, its employees, authorized persons and invitees due to any act, omission or occurrence in or about the SCESI BUSINESS CENTER or the Building. Without limitation of any other provisions hereof, each party hereto hereby agrees to indemnify, defend and hold harmless the other party, hereto, and such other party’s officers, directors, employees, shareholders, partners, agents, and representatives from and against any liability to third parties arising out of, in the case of CLIENT as an indemnifying party, negligent act or omission of CLIENT or CLIENT’s officers, directors, employees, shareholders, customers or invitees, and, in the case of SCESI, as an indemnifying party, any negligent act or omission of SCESI or SCESI officers, directors, representatives, contractors, customers or invitees, CLIENT further agrees that all personal property of CLIENT, its agents, employees, contractors, and invitees within or about the Business Center or the Building shall be at the sole risk of CLIENT. CLIENT acknowledges that it is the CLIENT’s responsibility to maintain insurance to cover the risks set forth in this paragraph.

SCESI and CLIENT each hereby waive any and all rights of recovery against the other, or against the directors, licensor, agents, servants or employees of the other, for loss of or damage to its property or the property of other under its control, to the extent such loss or damage is covered by any insurance policy.

If the Business Center is made unusable, in whole or in part, by fire or other casualty not due to negligence of CLIENT, SCESI may, at its option, terminate the Agreement upon notice to CLIENT, effective upon such casualty, or may elect to repair, restore, or rehabilitate, or cause to be repaired, restored or rehabilitated, the Business Center, without expense to CLIENT, within ninety (90) days or within such longer period of time as may be required because of events beyond SCESI control. The Monthly Base Fee shall be abated on a per diem basis for the portions of the Office that are unusable.

 6a. CLIENT agrees that it shall obtain and carry insurance covering claims for any damages/loss incurred for any reason – to CLIENT’s own merchandise, contents, equipment and fixtures and any improvement, repairs and renovations made in the premises. CLIENT expressly waives any and all claims against the owner for damages or loss to its property, merchandise, contents, equipment and fixtures and for any improvement, repairs, and/or renovations made in the premises. This waiver includes, but is not limited to, claims including, but not limited to, damage from a) sewer line back-up; b) flooding; c) pipe bursting; d) pipe leaking; e)leaks from any plumbing fixture or pipe; f) water main leakage or bursting; g) leaks from roof; h) other CLIENT water overflow; and i) rain leakage; j) water damage from any source; k) fire; l) burglary; m) sprinkler system and n) loss from any cause to the warehousing or to the basement.

6b. CLIENT agrees to indemnify and save/waive owner/SCESI harmless from and against any claims, liabilities, losses, damages, penalties, expenses, lawsuits, and/or judgments from any personal injuries or death to any person or for any damage to any property made, assessed or entered by any reason of CLIENT or by any tenant of CLIENT occupancy of the demised premises.  In the event lawsuit will occur CLIENT will obtain legal counsel. Failure to do so will be soul responsibility of CLIENT to pay all sums of legal fees.

7. DEFAULT

The CLIENT shall be deemed to be in default under this Agreement: (a) if CLIENT defaults in the payment of the Monthly Base Fee or other sums due hereunder, or (b) if the CLIENT defaults in the prompt and full performance of any other provision of this Agreement and any such default continues in excess of five (5) business days after written notice by SCESI.

Should the CLIENT be in default hereunder, SCESI shall have the option to pursue any one or more of the following remedies without any additional limitation to SCESI in the exercise of any remedy:

(1)
SCESI may, if SCESI so elects, without any additional notice of such election or demand to CLIENT, either forthwith terminate this Agreement and the License to use any portion of the SCESI BUSINESS CENTER, and may enter into the Office and take and hold possession of the contents thereof, without releasing the CLIENT, in whole or in part from the CLIENT’s obligation hereunder. In the event of such termination, SCESI may, at its option, declare the entire amount of the Monthly Base Fee which would become due and payable during the remainder of the term, to be due and payable immediately, in which event, CLIENT agrees to pay the same at once.

(2)	Pursue any other remedy now or hereafter available to SCESI. SCESI exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

CLIENT agrees to pay all costs and expenses, including reasonable attorneys fees expended or incurred by SCESI in connection with the enforcement of this Agreement, the collection of any sum due hereunder, any action for declaratory relief in any way related to this Agreement, or the protection of preservation of any rights of SCESI hereunder.

8. RESTRICTION ON HIRING

CLIENT, including its principals and any affiliated companies, agrees that during the term of this Agreement and during a period of one (1) year from the termination of this Agreement, neither CLIENT nor any of its employees will hire, directly or as an independent contractor, any person who is employed by SCESI at any time during the one (1) year period prior to the new hire date of said person by CLIENT. In the event that CLIENT shall breach any obligation of CLIENT contained in this paragraph, CLIENT shall be liable to SCESI for, and shall pay to SCESI, on demand, liquidated damages in the sum of $10,000.00 for each employee with respect to whom such breach shall occur, it being mutually agreed that the actual damage which would be sustained by SCESI as the result of such breach would be, from the nature of the case, extremely difficult to fix and that the aforesaid liquidated damage amount is fair and reasonable.

9. MISCELLANEOUS

A.
This is the only Agreement between the parties. No other agreements are effective. All amendments to this Agreement shall be in writing and signed by all parties. Any other attempted amendment shall be void. The invalidity or unenforceability of any provision hereof shall not affect the remainder hereof.

B.
All waivers must be in writing and signed by the waiving party. SCESI failure to enforce any provision of this Agreement or its acceptance of fees shall not be a waiver and shall not prevent SCESI from enforcing any provision of this Agreement in the future. No receipt of money by SCESI shall be deemed to waive any default of CLIENT or to extend, reinstate or continue the term hereof.

C.	All schedules and Addendums attached hereto are hereby incorporated herein by this reference. The laws of the State in which the SCESI BUSINESS CENTER is located shall govern this Agreement.

D.	All parties signing this Agreement, as a partnership or co-signing individuals shall be jointly and severally liable for all obligation of the CLIENT.

E.
CLIENT represents and warrants to SCESI that there are no agents, brokers, finders or other parties except _________shmuel shneibalg           with whom CLIENT has dealt, who are or may be entitled to any commission or fee with respect to this Agreement.

F.
Neither CLIENT nor anyone claiming by, through or under CLIENT shall assign this Agreement or permit the use of any portion other than the CLIENT provided, however, CLIENT may assign this Agreement to an affiliated corporation of CLIENT. In the event of any such permitted assignment, CLIENT shall not hereby be relieved of any of its obligations under this Agreement.

G.
The Rules and Regulations of the Building and SCESI as defined on Schedule C and any additional Schedules that may be attached hereto are expressly made a part of this Agreement and CLIENT expressly covenants and agrees to abide by all of such Rules and Regulations, as well as such reasonable modifications as may be hereafter adopted by SCESI.

H.
All notices and invoices hereunder shall be in writing. Notices and invoices to CLIENT shall be deemed to be duly given if sent by confirmed telefax transmission, hand delivered, mailed by registered or certified mail, postage prepaid, or sent by Federal Express or similar express mail service with written confirmation of delivery, and addressed to CLIENT at:

Telephone Number: Home

Notices and payments to SCESI shall be deemed to be duly given if mailed by registered mail, postage prepaid, to SCESI at the Building and as follows:

SCESI SC EXECUTIVE SUITES, INC.
1154 60 st Brooklyn NY 11219
Telephone Number: 347 7721700 Facsimile Number: 3475336823

I.
This agreement is not intended to create a lease or any other interest in real property in favor of the CLIENT, but merely creates a revocable license in accordance with the terms hereof. This Agreement grants the CLIENT the License to use the SCESI BUSINESS CENTER and the Office for the specific purpose herein set forth without diminution of the legal possession or control thereof by SCESI and shall be revocable at the option of SCESI upon the destruction of the SCESI BUSINESS CENTER, or the breach by the CLIENT of any term or condition herein set forth. This Agreement is subject and subordinate to any underlying Lease or Contract of the building or the premises comprising the Office of the SCESI BUSINESS CENTER as such lease or contract may be amended from time to time (said underlying Lease or Contract together with any amendments, hereinafter referred to as the Master Lease). This Agreement shall terminate simultaneously with the termination of the SCESI BUSINESS CENTER operation for ANY reason. The CLIENT is not party to nor shall have any right under the Master Lease.

J.
The CLIENT acknowledges that SCESI will comply with U.S. Postal Service regulations regarding CLIENT mail and, upon termination of this Agreement; it will be the CLIENT’s responsibility to notify all parties of termination of the use of the above described address, assigned telephone number, telex, and telefax numbers.  For thirty (30) days after the termination of this Agreement, SCESI will, at the CLIENT’s written request and cost, provide the CLIENT’s new telephone and address to all incoming callers and will hold or forward to CLIENT once a week all mail, packages, telefaxes and telexes.

K.	SCESI may assign this Agreement and/or any fees hereunder and the CLIENT agrees to attorn to any such assignee.

SCESI EXECUTIVE CENTER
AND BUSINESS SERVICES, INC.

By:  /s/   Shmuel Shnielbalg          By: /s/ Yehoshua Lustig

PERSONAL GUARANTEE
For value received, the undersigned does hereby unconditionally; irrevocably generally guarantee the prompt payment and the full performance by the CLIENT of all terms, covenants, conditions and agreements contained herein.

Date:   May 16, 2009                                                                                    /s/ Yehoshua Lustig

SCHEDULE C
RULES AND REGULATION

1.	Client’s employees and guests will conduct themselves in a businesslike manner. Proper business attire will be worn at all times. The noise level will be kept to a level that does not interfere with or annoy other clients and client will abide by SCESI directives regarding security, keys, parking and other such matters common to all occupants.	5.	All corridors, halls, elevators, and stairways shall not be obstructed by Client or used for any purpose other than egress and ingress.

2.	Client agrees to use chair mats and desk pads in the office and any damage from failure to use the same will be the responsibility of client. Client will not affix anything to the windows, walls or any other part of the Business Center or make alterations or additions to the Business Center without the prior written consent of SCESI.	6.	No advertisements or identifying signs, other than provided by SCESI or other notices shall be inscribed, painted, or affixed on any part of the corridors, doors or public areas.

3. 4.	Client will not prop open any corridor doors, exit doors or door connecting corridors during or after business hours. Client can only use public areas with the consent of SCESI and those areas must be kept neat and attractive at all times.	7.
The client shall not, without SCESI written consent, store or operate any computer (except a personal computer) or any other large business machines, reproduction equipment, heating equipment, stove, radios, stereo equipment or other mechanical amplification equipments, vending or coin operated machines, refrigerator, or coffee equipment or other device that draws more that 15 amps, or conduct a mechanical business thereon, do any cooking thereon, or use or allowed to be used in the Building oil, burning fluids, gasoline, kerosene for heating, warming or lighting. No article deemed extra hazardous on account of fire or any explosives shall be brought into the Business Center. No offensive gases, odors, or liquids will be permitted.

8.	The electrical current shall be used for ordinary lighting and electrical devises (excluding those mentioned in ¶7 above) only, unless written permission to do otherwise shall first have been obtained from SCESI at an agreed cost to the Client.	19.
All property belonging to the Client or any employee, agent or invitee of Client shall be at the risk of such person, only, and SCESI shall not be liable for damages thereto or for theft or misappropriation thereof.

9.	If Client requires any special installation or wiring for electrical use, telephone equipment or otherwise, such wiring shall be done at Client’s expense, by the personnel designated by SCESI.	20.
If Client does not remove any property belonging to Client from the Business Center by the end of the Term, at the option of SCESI the Client shall be conclusively presumed to have conveyed such property to SCESI under this Agreement as a bill of sale without further payment or credit by SCESI to Client and SCESI may remove the same and Client shall pay SCESI all costs of such removal upon demand.

10. 11.	Client may not conduct business in the hallways, reception area or any other areas except in its designated offices without prior written consent of SCESI. Client will bring no animals (other than seeing eye dogs in the company of blind persons) in the Building.	21.	Smoking shall be prohibited in all public areas including conference and training rooms. No smoking shall be permitted at any time in any area of the Building (including open offices and workstations), provided, however, with the prior written consent of SCESI, smoking shall be permitted in Client’s offices, but only with the door closed, and then only cigarette smoking will be permitted so long as Client provides an air filter device acceptable to SCESI, unless the entire Building has been designated non-smoking, in which case, smoking is not permitted in the Office(s). Cigar and pipe smoking are prohibited in all areas of the Business Center.

12.	Client shall not remove furniture, fixtures, or decorative material from offices without written consent of SCESI and such removal shall be under the supervision and regulation of SCESI.	22.
Normal Business Hours:  9:00 a.m. to 5:00 p.m., Monday through Friday, except civil holidays, Jewish holidays, when work is forbidden, and from ½ hour before sunset on Fridays and days preceding Jewish holidays. A schedule of holidays and early closing will be posted each year.

13.	Client will not use the Business Center for manufacturing or storage of merchandise except as such storage may be incidental to general office purposes.

14.	Client will not occupy or permit any portion of the Business Center to be occupied or used for manufacture, sale gift, or use of liquor, narcotics or tobacco in any form.

15.	Client will not use the office for lodging or sleeping or for any immoral or illegal purposes.

16.	The Client shall place no additional locks or bolts of any kind upon any of the doors or windows of the Business Center, nor shall any changes be made on existing locks or the mechanisms thereof.

17.
Client shall, before leaving the Office unattended for an extended period of time, close and securely lock all doors and windows (if applicable) and shut off all lights and other electrical apparatus. Any damage resulting from failure to so shall be paid by Client.

18.	Canvassing, soliciting, and peddling in the Building are prohibited and Client shall not solicit other clients for any business or other purpose without prior approval of SCESI.